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                                                                  EXHIBIT 10.19

                                            Adaptive Broadband Corporation
                                            1143 Borregas Avenue
                                            Sunnyvale, CA  94089  USA
[LOGO]                                      (408) 732-4000  Fax: (408) 732-4244
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                                PROMISSORY NOTE


$150,000.00                                               Sunnyvale, California
                                                              September 9, 1999

         On or before July 16, 2001, for value received, the undersigned, Frederick Lawrence (hereinafter referred to as "Maker"), promises to pay to Adaptive Broadband Corporation ("Payee"), or to order, at the corporate headquarters of Payee or at such other place as Payee may designate in writing, the principal sum of $150,000.00 with interest on the unpaid principal balance from the date of this Note until this Note is paid in full at the initial rate of 4.87% per annum.

         Interest chargeable hereunder shall be calculated on the basis of a 360-day year for actual days elapsed with rate adjustments made monthly to avoid income tax liability for the Maker. Interest shall accrue and shall be forgiven on July 16, 2000 and July 16, 2001, providing that Payee has remained an employee of Maker throughout the periods ending on these dates. A gross-up payment to offset the estimated tax associated with such forgiveness shall be made to Payee by Maker within 30 days of the date that forgiveness occurs. All principal and interest due hereunder is payable in lawful money of the United States of America.

         All unpaid principal and any unforgiven interest under this Note shall be due and payable on the earlier of (1) July 16, 2001 or (2) if Maker voluntarily terminates his employment or is terminated for cause, 90 days following the date of such termination. However, in the event of a Change in Control, as that term is defined in Payee's employment offer letter dated July 16, 1997, all unpaid principal and any unforgiven interest under this Note shall be forgiven and gross-up payment to offset the estimated tax associated with such forgiveness shall be made to Payee by Maker within 30 days of the date that forgiveness occurs.

         In the event any dispute arises with regard to this Note, the prevailing party shall be entitled to recovery of reasonable attorney fees.

         This Note shall be governed by, construed under and enforced in accordance with the laws of the State of California.



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                                            Frederick Lawrence


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                                                                  [LOGO]

                                                          Interoffice Memorandum
                                                          ----------------------

DATE: September 22, 1999

TO: Fred Lawrence

CC: Personnel File of Fred Lawrence

FROM: Bob Parrish

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SUBJECT:  OUTSTANDING LOAN OF $150,000
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On August 18, 1999 the Board of Directors validated the recommendation of the
Compensation Committee to extend the term of the loan made to you at the time of your hire in the amount of $150,000. The principle amount will now be due and payable on or before July 16, 2001, as described in the attached note. As with the previous loan, interest will be forgiven annually providing that you remain an employee and a gross-up payment to offset the estimated tax associated with that forgiveness will be made within 30 days of the date that forgiveness occurs.

The Board further agreed to forgive the repayment altogether should there be a change in control prior to the new repayment date, consistent with the provisions of your recently forgiven loan having a principle amount of $316,667.

If you agree with the revised provisions, please sign the attached note and return to me at your earliest convenience.